SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 30, 2005

First Albany Companies Inc.

(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-14140 (Commission File Number)	22-2655804 (IRS Employer Identification No.)

677 Broadway, Albany, New York 12207

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (518) 447-8500

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with its sale of all of its limited liability company interests (the “LLC Interests”) in First Albany Private Fund, 2004, LLC (the “Fund”) to Auda Secondary Fund L.P., a Delaware limited partnership and Auda Secondary Fund C (Cayman) L.P., a Cayman Island exempted limited partnership (together, the “Purchasers”), First Albany Companies Inc. (the “Company”) has entered into a Purchase, Sale and Assignment Agreement (the “Agreement”) dated as of November 30, 2005 by and among the Company and the Purchasers.  Pursuant to the Agreement, (i) the Company has sold, assigned and transferred all of its right, title and interest in, to and under its LLC Interests in the Fund to the Purchasers for an aggregate purchase price of $2,350,000 and (ii) the Purchasers have agreed to assume and perform all of the liabilities and obligations of the Company under the Fund’s Amended and Restated Operating Agreement, dated as of November 30, 2005.  The Company's carrying value of its LLC Interests in the Fund was $2,806,797. In addition, the Purchasers assumed $5,940,000 of unfunded capital commitments to the Fund from the Company. The Agreement will be filed as an exhibit to the Company’s next periodic report filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

By:/s/ Alan P. Goldberg

Name:	Alan P. Goldberg
Title:	President

Date: December 6, 2005